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                                                                   EXHIBIT 10.35

                               TRANSFER OF OPTION

        Pursuant to the Management Stock Option Agreement (the "Option Agreement"), dated as of July 27, 2000, between Jafra Cosmetics International, Inc. ("Jafra") and Adeniar Serodio (the "Executive"), a letter from Jafra to the Executive dated as of August 9, 2000 and a letter from Jafra to the Executive dated December 19, 2003, and in consideration of the promises and agreements set forth in the Option Agreement and $382,410 in immediately available funds this day paid to the Executive (the receipt and sufficiency of which is hereby acknowledged), the Executive hereby sells to Jafra all of the Executive's right, title, and interest in and to any and all vested options (the "Vested Options") to acquire shares of the Class A voting shares, par value $2.00 per share (the "Shares"), of CDRJ Investments (Lux) SA, a Luxembourg societe anonyme organized under the laws of Luxembourg ("CDRJ"), including, without limitation, any and all rights to acquire or receive shares of or other interests in CDRJ North Atlantic (Lux) S.ar.l., a Luxembourg societe a responsabilite limitee as successor to CDRJ ("North Atlantic") or to acquire or receive any other property or amounts that may now or hereafter be distributable with respect to the Shares, on the terms hereinafter set forth. In connection with such sale, and with the understanding that Jafra is making the payments described herein in reliance thereupon, the Executive makes the following representations:

        (a) Concurrent with the execution hereof, the Executive is delivering to Jafra all of the Executive's executed original copies of the Option Agreement;

        (b) The transfer of the Vested Options will not: (1) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency or court to which the Executive is subject, (2) conflict with, result in a breach of, constitute a default under any agreement to which the Executive is a party, (3) create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, license, instrument, or other arrangement to which the Executive is a party or by which he is bound or to which any of his assets is subject;

        (c) The Executive is not party to any agreement that could require the Executive to transfer the Vested Options (other than the Option Agreement); and

        (d) The Executive acknowledges that, on or prior to the date hereof, and pursuant to Section 13(d) of the Option Agreement, the Clayton, Dubilier & Rice Fund V Limited Partnership has validly assigned its repurchase rights under the Option Agreement to Jafra. In connection therewith, Jafra is exercising the right of repurchase of the Vested Options at this time as contemplated herein.

        (e) The Executive, on his own behalf and on behalf of each of his agents, representatives, assigns, heirs, executors, trustees and administrators (collectively, the "Executive Releasors") hereby irrevocably and unconditionally releases, settles, cancels, acquits, discharges and acknowledges to be fully satisfied, and covenants not to sue Jafra,


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CDRJ, North Atlantic, Clayton, Dubilier & Rice, Inc., the Clayton, Dubilier &
Rice Fund V Limited Partnership, and each of their respective subsidiaries, affiliates, successors and assigns, and each of their respective stockholders, partners, members, managers, employees, directors, officers, agents and other representatives (collectively, the "Releasees") from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, premises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown ("Claims"), and hereby waives any and all rights that he, she or it may have at the time of the signing of this Agreement, at any time prior thereto or in the future, or that otherwise may exist or may have arisen with respect to, in connection with, related to, under or pursuant to any of the Vested Options, the Unvested Options (as defined below), the Option Agreement, or the offering, grant or cancellation of the Options by Jafra, or the grant, ownership or cancellation of the Options by the Executive, or otherwise in respect of the Options, and acknowledges to be fully satisfied all of his, her or its rights under the Option Agreement and otherwise in respect of the Options. The Executive Releasors and the Company hereby each acknowledges and agrees that all of their respective rights and obligations under the Option Agreement and the Options are hereby terminated. This Release specifically includes Claims which may now exist but which at this time, are unknown, unknowable or unanticipated, or which may or may not develop further at some point in the future and all potential Claims concerning any unforeseeable or unanticipated further developments of known injuries.

        (f) The Executive acknowledges that all options issued under the Option Agreement other than the Vested Options sold to Jafra hereby ("the Unvested Options") have been terminated and cancelled in all respects and the rights of the Executive in respect of such Unvested Options shall be automatically forfeited without any liability or obligation on the part of Jafra, CDRJ, North Atlantic or any of their affiliates in respect thereof.

        Executed this 13 day of February, 2004.

                                            /s/ Ademar Serodio
                                            ------------------------------------
                                            Ademar Serodio


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